Exhibit 10.1

This Business Advisory Board Services Agreement (the “Agreement”) is entered into between Zander Therapeutics, Inc., a Nevada corporation (“the Company), and John Lazor, an individual with a principal place of residence _________(“Candidate”).

WHEREAS, the Company desires to retain the services of Candidate for the benefit of the Company and its stockholders; and

WHEREAS, Candidate desires to serve as a member of the Company’s Business Advisory Board for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Board Duties.  Candidate agrees to provide services to the Company as member of the Company’s Business Advisory Board. Candidate shall, for so long as he remains a member of the Business Advisory Board, meet with the Company upon written request, at dates and times mutually agreeable to Candidate and the Company, to discuss any matter involving the Company or its Subsidiaries. Meetings can be telephonic in nature.

2. Other Duties. Candidate will utilize his best efforts to:

(a)	Identify and introduce to the Company persons not previously known to the Company to serve as members of the Company’s Business Advisory Board (“Advisory Candidates”).
(b)	Identify and introduce to the Company potential purchasers of the Company’s securities, such purchasers not previously known to the Company (“Buyers”). Candidate shall solely identify and introduce Buyers to the Company and shall not, among other things, participate in any negotiations between a Buyer and the Company, assist in the structure of any offer or sale of the Company’s securities (“Transaction”), provide assistance to any party in completing a purchase agreement, subscription agreement or other documentation related to a Transaction or handle the funds or securities involved in any Transaction.

3. Term. The Term of this Agreement shall commence on April 15, 2019 and shall expire on April 15, 2022. The term of this Agreement may be extended by mutual agreement.

4. Independent Contractor. The Parties are independent contractors. Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the Parties or constitute any Party to be the agent of the other Party for any purpose.

5. No obligation: This Agreement does not constitute an obligation on the part of the Company to:

(a)	Enter into any Transaction with any Buyer
(b)	Accept as a member of the Business Advisory Board any Advisory Candidate

6. Mutual Non-Disparagement. During the term of this Agreement and for a period of twelve months thereafter, Candidate and the Company mutually agree to forbear from making, causing to be made, publishing, ratifying or endorsing any and all disparaging remarks, derogatory statements or comments made to any party with respect to either of them or their respective officers, directors, and employees. The parties agree and acknowledge that this Section 6 is a material term of this Agreement.

7. Non Disclosure.

(a)	All information, whether in oral, written, graphic, electronic or other form, disclosed by the Company to the Candidate shall be deemed to be “Proprietary Information.” In particular, Proprietary Information includes, without limitation, any trade secrets, confidential information, ideas, inventions or research and development information; matters of a technical nature, including technology; notes, products, know-how, engineering or other data (including test data and data files); specifications, processes, techniques, formulae or work-in-process; manufacturing, planning or marketing procedures, clinical data and regulatory strategies or information; accounting, financial or pricing procedures or information, budgets or projections, or personnel or salary structure/compensation information; information regarding suppliers, clients, customers, employees, contractors, investors or investigators of the Company, information which has been designated in writing as confidential by the Company; programs, procedures (including operating procedures), processes, methods, guidelines, policies, proposals or contracts; computer software, data bases or programming; and any other information which, if divulged to a third party, could have an adverse impact on the Company, or on any third party to which it owes a confidentiality obligation. In addition, “Proprietary Information” includes any of the foregoing relating to the past, present or future operations, organization, projects, finances, business interests, methodology or affairs of any third party to which the Company owes a duty of confidentiality including, without limitation, the mere fact that the Company is or may be working with or for any client.
(b)	The obligations of confidentiality shall not apply to any Proprietary Information that was known by the Candidate at the time of disclosure to it by such Company, or that is independently developed or discovered by the Candidate after disclosure by such Company, without the aid, application or use of any item of such Company’s Proprietary Information, as evidenced by written records; now, or subsequently becomes, through no act or failure to act on the part of the Candidate, generally known or available; is disclosed to the Candidate by a third party authorized to disclose it; or is required by law or by court or administrative order to be disclosed; provided, that the Candidate shall have first given prompt notice to such Company of such required disclosure.
(c)	Candidate shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the Candidate (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to evaluate such Proprietary Information, to participate in the business relationship between the parties, or to make decisions or render advice in connection therewith. Candidate shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(d)	Candidate shall exercise due care to prevent the unauthorized use or disclosure of the Company’s Proprietary Information, and shall not, without the Company’s prior written consent, disclose or otherwise make available, directly or indirectly, any item of the Company’s Proprietary Information to any person or entity other than those employees, independent contractors or agents of the Candidate (collectively, “Representatives”), to the extent such Representatives reasonably need to know the same in order to participate in any business relationship between the parties, or to make decisions or render advice in connection therewith. Candidate shall advise its Representatives who have access to the Company’s Proprietary Information of the confidential and proprietary nature thereof, and agrees that such Representatives shall be bound by terms of confidentiality and restrictions on use with respect thereto that are at least as restrictive as the terms of this Agreement.
(e)	Candidate shall use the Company’s Proprietary Information solely for the purposes of performing his duties pursuant to this Agreement and shall not make any other use of the Company’s Proprietary Information without the Company’s specific written authorization.
(f)	All Proprietary Information of the Company (including all copies thereof) shall be and at all times remain the property of such Company, and all non-oral Proprietary Information of the Company which is then in the Candidate’s possession or control shall be destroyed or returned to the Company promptly upon its request at any time, and in any event, no later than 60 days following any expiration or termination of this Agreement.
(g)	Nothing in this Agreement shall be construed, by implication or otherwise, as a grant of any right or license to trademarks, inventions, copyrights or patents, as a grant of a license to either Candidate to use any of the Company’s Proprietary Information except as expressly set forth herein.
(h)	The provisions of Section 7 of this Agreement shall survive until such time as all Confidential Information disclosed hereafter becomes publically known and made generally available through no action or inaction of Candidate.

8. Compensation.

(a)	For performance of duties pursuant to Section 1 of this Agreement, Candidate will receive, no later than 10 days from execution of this agreement 50,000 of the common shares of the Company.
(b)	For performance of duties pursuant to Section 2 of this Agreement, Candidate will receive:

(i) In the event that an Advisory Candidate identified and introduced by you to the Company serves as a member of the Business A dvisory Board of the Company, you shall receive, ten business days subsequent to the completion of 12 months service by the Advisory Candidate as a member of the Business Advisory Board of the Company, a 5% referral fee of shares issued to Candidate paid in Common Shares of the Company.

9. Restricted Securities Acknowledgement

Candidate acknowledges that any securities issued pursuant to this Agreement that shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

10. Representations And Warranties Of Company.

(a)	Company is a corporation duly organized, validly existing and in good standing under the laws of the state its incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.
(b)	The execution, delivery and performance of this Agreement by Company does not and shall not constitute Company’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Company is a party, or by which Company is or may be bound.

11. Representation and Warranties of the Candidate.

(a)	Candidate has the requisite power and authority to enter into and perform his obligations under this Agreement without the consent, approval or authorization of, or obligation to notify, any person, entity or governmental agency which consent has not been obtained.
(b)	The execution, delivery and performance of this Agreement by Candidate does not and shall not constitute Candidate’s breach of any statute or regulation or ordinance of any governmental authority, and shall not conflict with or result in a breach of or default under any of the terms, conditions, or provisions of any order, writ, injunction, decree, contract, agreement, or instrument to which the Candidate is a party, or by which Candidate is or may be bound.

12. Execution

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

13. Entire Agreement

This Agreement constitutes a final written expression of all the terms of the Agreement between the parties regarding the subject matter hereof, are a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous Agreements, understandings, and representations between the parties.

14. Severability

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement

15. Governing Law, Venue, Waiver Of Jury Trial

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY	CANDIDATE

By: /s/ David R. Koos	By: /s/John D Lazor
David R. Koos	John D. Lazor
Chairman & CEO
Date: 4/10/2019	Date: 4/9/2019

5